Exhibit 23.1

North Rim Exploration Ltd.

1020-606 Spadina Crescent East

Saskatoon, Saskatchewan S7K 3H1

Canada

May 10, 2012

Prospect Global Resources Inc.

1621 18th Street, Suite 260

Denver CO 80202

Attention: Wayne Rich

Dear Wayne:

North Rim Exploration Ltd. hereby consents to being named in the Annual Report on Form 10-K being filed by Prospect Global Resources, Inc. on or about May 11, 2012 and to the filing of our report dated October 17, 2011 as an exhibit to the Annual Report.

Sincerely,

North Rim Exploration Ltd.

/s/ Tabetha Stirrett
Tabetha Stirrett, P. Geo.
Project Geologist